Chanticleer Holdings Reports Operating Results for Fourth Quarter and Year Ended December 31, 2017

Reports Positive Full Year Adjusted EBITDA with G&A at Historic Lows

CHARLOTTE, NC – March 28, 2018 – Chanticleer Holdings, Inc. (NASDAQ: BURG) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the fourth quarter and year ended December 31, 2017.

Annual Financial Highlights for the Year ended December 31, 2017

●	Revenue for the year was $41.4 million compared with $41.7 million in 2016

●	Cost of sales as a percentage of restaurant sales was 33.8% in 2017, compared to 33.0% in 2016, on higher beef, chicken and distribution costs, which are expected to moderate in future periods.

●	General and administrative expenses as a percentage of total revenue improved to 11.0% in 2017 from 13.9% in 2016

●	G&A levels have been reduced over the past 2 years as a result of integration and efficiency initiatives

●	Operating loss from continuing operations was $5.2 million ($2.8 million excluding non-cash asset impairment charges) in 2017 compared to $2.6 million in 2016.

●	Net loss attributable to Common Shareholders was $6.9 million, ($2.73) per share in 2017, compared to $9.1 million, ($4.18) per share in 2016.

●	Non-Gaap Restaurant EBITDA was $4.2 million in 2017 compared to $5.0 million in 2016

●	Non-Gaap Adjusted EBITDA was $234 thousand in 20017 compared to $82 thousand in 2016

●	Cash used in operating activities was negative $0.7 million in 2017 compared to negative $0.5 million in 2016.

●	During 2017, the Company initiated its growth phase opening 4 new Little Big Burger locations, 1 new BGR location and expects to open 8 to 12 new locations annually. The Company also closed 4 underperforming company locations in 2017 which resulted in non-cash impairment charges and is expected to contribute to improved operating performance in future periods.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “In 2017 we solidified our foundation by closing underperforming units, opening four Little Big Burger units, executing multiple franchise agreements and signing five leases under our financial partner joint venture that will open in 2018. We believe the Company has reached an inflection point as we continue to accelerate growth of our Little Big Burger concept with new locations generating above average unit economics and outperforming our expectations. This growth phase consists of a robust pipeline of locations to support future growth, currently expecting to open 8-12 new Little Big Burger stores annually going forward, with upside to those expectations as new franchisees come on line.”

Pruitt continued, “Chanticleer is in process of evolving and narrowing its strategic focus and allocation of resources to the domestic better burger segment where we generate the highest margins and rates of return. As we increase focus on the domestic burger business, we are continuing to evaluate the potential sale of our domestic non-burger and international operations which would streamline the Company’s operations and significantly increase operating margins going forward.

Lastly, I’m thankful to our financial partners, both JV & franchise, that will allow us to double our Little Big Burger locations and continue BGR on a successful path. We shortly hope to announce new relationships that will allow us visibility on executing on our plan.”

Conference Call

The Company will host a webcast and conference call on Wednesday, March 28, 2018 at 4:30 p.m. ET.

To access the call, dial 1-877-407-0784 approximately five minutes prior to the scheduled start time. International callers please dial 1-201-689-8560. To access the webcast, log into the following link: http://public.viavid.com/index.php?id=128878.

A replay of the teleconference will be available until April 28, 2018 and may be accessed by dialing 1-844-512-2921. International callers may dial 1-412-317-6671. Callers should use conference PIN: 13677861.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA and Restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes pre-opening and closing costs for our restaurants, non-cash expenses, transaction and severance related expenses, change in fair value of derivative liability and other income and expenses.

In addition, Restaurant EBITDA also excludes management fee income, franchise revenue and general and administrative expenses. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA and Restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net income (loss) to Adjusted EBITDA and Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Annual Report on Form 10-K to be filed with the SEC on or about March 28, 2018, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Investor Relations

Jason Assad

678-570-6791

Ja@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$272,976	$268,575
Restricted cash	165,517	-
Accounts and other receivables, net	475,988	524,481
Inventories	460,756	539,550
Prepaid expenses and other current assets	324,324	461,074
Assets held for sale, net	100,000	-
TOTAL CURRENT ASSETS	1,799,561	1,793,680
Property and equipment, net	8,548,592	11,513,693
Goodwill	12,647,806	12,405,770
Intangible assets, net	5,896,732	6,530,243
Investments	800,000	800,000
Deposits and other assets	490,328	442,737
TOTAL ASSETS	$30,183,019	$33,486,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,972,252	$5,553,068
Current maturities of long-term debt and notes payable	5,741,911	6,171,649
Current maturities of convertible notes payable	3,000,000	-
Current maturities of capital leases payable	-	18,449
Due to related parties	191,850	194,350
TOTAL CURRENT LIABILITIES	14,906,013	11,937,516
Long-term debt, less current portion, net of discount and deferred financing costs of $1,173,190 and $0, respectively	-	287,445
Convertible notes payable, net of debt discount (premium) of ($12,256) and $46,936, respectively	212,256	3,678,064
Redeemable preferred stock: no par value; authorized 5,000,000 shares; 62,876 and 19,050 shares issued and outstanding, net of discount of $208,697 and $0, respectively	640,129	257,175
Deferred rent	2,156,378	2,135,526
Deferred tax liabilities	779,359	1,485,554
TOTAL LIABILITIES	18,694,135	19,781,280
Commitments and contingencies
Common stock subject to repurchase obligation; 0 and 56,290 shares issued and outstanding, respectively	-	349,000
Stockholders’ equity:
Preferred stock: no par value; authorized 5,000,000 shares; 62,876 and 19,050 issued issued and outstanding, respectively	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 3,045,809 and 2,139,424 shares, respectively	305	213
Additional paid-in capital	60,750,330	55,926,196
Accumulated other comprehensive loss	(934,901)	(1,155,658)
Accumulated deficit	(49,109,303)	(42,206,325)
Total Chanticleer Holdings, Inc, Stockholders’ Equity	10,706,431	12,564,426
Non-Controlling Interests	782,453	791,417
TOTAL STOCKHOLDERS’ EQUITY	11,488,884	13,355,843
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,183,019	$33,486,123

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue:
Restaurant sales, net	$9,837,950	$9,571,878	$40,495,166	$40,640,159
Gaming income, net	113,665	125,973	442,521	441,620
Management fee income	25,018	25,000	100,000	100,000
Franchise income	105,550	138,741	395,176	520,222
Total revenue	10,082,183	9,861,592	41,432,863	41,702,001
Expenses:
Restaurant cost of sales	3,316,761	3,143,308	13,692,921	13,392,078
Restaurant operating expenses	5,782,594	5,501,259	23,432,124	22,641,951
Restaurant pre-opening and closing expenses	179,737	27,143	319,282	145,130
General and administrative expenses	1,132,494	1,400,207	4,545,496	5,801,033
Asset impairment charge	922,726	-	2,395,616	-
Depreciation and amortization	513,963	602,882	2,282,801	2,341,697
Total expenses	11,848,275	10,674,799	46,668,240	44,321,889
Operating loss from continuing operations	(1,766,092)	(813,207)	(5,235,377)	(2,619,888)
Other (expense) income
Interest expense	(646,248)	(642,463)	(2,592,961)	(2,347,019)
Change in fair value of derivative liabilities	-	-	-	1,231,608
Gain (loss) on debt refinancing	-	-	(95,310)	-
Other income (expense)	62,935	(424,660)	112,984	(412,272)
Total other expense	(583,313)	(1,067,123)	(2,575,287)	(1,527,683)
Loss from continuing operations before income taxes	(2,349,405)	(1,880,330)	(7,810,664)	(4,147,571)
Income tax benefit (expense)	813,826	(60,596)	644,429	(198,463)
Loss from continuing operations	(1,535,579)	(1,940,926)	(7,166,235)	(4,346,034)
Discontinued operations
Loss from discontinued operations, net of tax	-	-	-	(1,304,627)
Loss on write down of net assets	-	113,908	-	(3,762,253)
Consolidated net loss	(1,535,579)	(1,827,018)	(7,166,235)	(9,412,914)
Less net loss attributable to non-controlling interest:
Continuing operations	125,521	21,805	371,464	75,417
Discontinued operations	-	-	-	260,925
Net loss attributable to Chanticleer Holdings, Inc.	$(1,410,058)	$(1,805,213)	$(6,794,771)	$(9,076,572)
	-	-
Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(1,410,058)	$(1,919,121)	$(6,794,771)	$(4,270,617)
Loss from discontinued operations	-	113,908	-	(4,805,955)
Net loss attributable to Chanticleer Holdings, Inc.	$(1,410,058)	$(1,805,213)	$(6,794,771)	$(9,076,572)
Dividends on redeemable preferred stock	(28,219)	-	(108,206)	-
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(1,438,277)	$(1,805,213)	$(6,902,978)	$(9,076,572)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.49)	$(0.82)	$(2.73)	$(4.18)
Continuing operations attributable to common stockholders, basic and diluted	$(0.49)	$(0.87)	$(2.73)	$(1.97)
Discontinued operations attributable to common stockholders, basic and diluted	$-	$0.05	$-	$(2.22)
Weighted average shares outstanding, basic and diluted	2,959,284	2,195,715	2,525,037	2,169,503

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net loss	$(7,166,235)	$(9,412,914)
Net loss from discontinued operations	-	5,066,880
Net loss from continuing operations	(7,166,235)	(4,346,034)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	2,282,801	2,341,697
Asset impairment charge	2,395,616	-
Loss on debt refinancing	95,310	-
Common stock and warrants issued for services	280,669	24,510
Common stock and warrants issued for interest	-	349,000
Amortization of debt discount	788,187	1,039,656
Change in assets and liabilities:
Accounts and other receivables	35,154	(336,546)
Prepaid and other assets	22,157	113,633
Inventory	23,062	33,217
Accounts payable and accrued liabilities	1,039,179	1,540,463
Change in amounts payable to related parties	(2,500)	194,350
Derivative liabilities	-	(1,231,608)
Deferred income taxes	(706,195)	131,783
Deferred rent	188,363	(288,279)
Net cash used in operating activities from continuing operations	(724,432)	(434,158)
Net cash used in operating activities from discontinued operations	-	(75,000)
Net cash used in operating activities	(724,432)	(509,158)

Cash flows from investing activities:
Purchase of property and equipment	(1,625,460)	(1,191,174)
Proceeds from sale of property and equipment	461,158	-
Cash paid for acquisitions, net of cash acquired	-	(72,215)
Proceeds from sale of investments	-	8,902
Net cash used in investing activities from continuing operations	(1,164,302)	(1,254,487)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	939,712	-
Proceeds from sale of preferred stock	591,651	257,175
Payments related to sale of preferred stock	(243,480)	-
Loan proceeds	6,578,090	275,000
Payment of deferred financing costs	(293,294)
Loan repayments	(6,187,738)	(513,523)
Capital lease payments	(28,405)	(40,636)
Contribution of non-controlling interest	725,000	823,671
Net cash provided by financing activities from continuing operations	2,081,536	801,687
Effect of exchange rate changes on cash	(22,884)	6,118
Net increase (decrease) in cash and restricted cash	169,918	(955,840)
Cash and restricted cash, beginning of period	268,575	1,224,415
Cash and restricted cash, end of period	$438,493	$268,575

Chanticleer Holdings, Inc. and Subsidiaries

Reconcilation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Consolidated net loss	$(1,535,579)	$(1,940,926)	$(7,166,235)	$(4,346,034)
Interest expense	646,248	642,463	2,592,961	2,347,019
Income tax	(813,826)	60,596	(644,429)	198,463
Depreciation and amortization	513,963	602,882	2,282,801	2,341,697
EBITDA	$(1,189,194)	$(634,985)	$(2,934,902)	$541,145
Restaurant pre-opening and closing expenses	179,737	27,143	319,282	145,130
Operating results of restuarants closed in period	69,896		369,011	-
Change in fair value of derivative liabilities	-	-	-	(1,231,608)
(Gain) loss on debt refinancing	-	-	95,310	-
Asset impairment charge	922,726	-	2,395,616	-
Transaction and severence related expenses	-	68,292	102,750	214,905
Other income (expense)	(62,935)	424,660	(112,984)	412,272
Adjusted EBITDA	$(79,770)	$(114,890)	$234,083	$81,844
General and administrative expenses	1,132,494	1,331,915	4,442,746	5,586,128
Franchise revenues	(105,550)	(138,741)	(395,176)	(520,222)
Management fee revenue	(25,018)	(25,000)	(100,000)	(100,000)
Restaurant EBITDA	$922,156	$1,053,284	$4,181,653	$5,047,750